EXHIBIT 5.1

June 9, 2023

Elevation Oncology, Inc.

888 7th Ave, 12th Floor

New York, NY 10106

Ladies and Gentlemen:

We deliver this opinion with respect to certain matters in connection with the offering by Elevation Oncology, Inc., a Delaware corporation (the “Company”), of (a) 17,810,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), (b) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 4,440,000 shares of Common Stock at an exercise price of $0.0001 per share (such shares issuable upon exercise of the Pre-Funded Warrants, the “Pre-Funded Warrant Shares”) and (c) common stock warrants (the “Purchase Warrants”) to purchase up to 22,250,000 shares of Common Stock at an exercise price of $2.25 per share (such shares issuable upon exercise of the Purchase Warrants, the “Purchase Warrant Shares”) issued pursuant to that certain Underwriting Agreement (the “Underwriting Agreement”), dated as of June 8, 2023, by and between the Company SVB Securities LLC, and Cowen and Company, LLC. The Shares, the Pre-Funded Warrants, the Pre-Funded Warrant Shares, the Purchase Warrants, and the Purchase Warrant Shares were registered pursuant to the Registration Statement on Form S-3 (File No. 333-265979) initially filed by the Company with the Securities and Exchange Commission (the “Commission”) on July 1, 2022, as amended by that Pre-Effective Amendment No. 1 filed with the Commission on August 2, 2022 and declared effective on August 4, 2022 (the registration statement at the time it was declared effective, including the documents or portions thereof incorporated by reference therein, as modified or superseded as described therein, and the information deemed to be a part thereof pursuant to Rule 430B under the Securities Act of 1933, as amended (the “Act”), the “Registration Statement”), including the prospectus dated August 4, 2022 included therein (the “Base Prospectus”), as supplemented by the final prospectus supplement dated June 9, 2023, which was filed with the Commission pursuant to Rule 424(b) under the Act (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”). The offering of the Shares, the Pre-Funded Warrants, the Pre-Funded Warrant Shares, the Purchase Warrants and the Purchase Warrant Shares by the Company pursuant to the Registration Statement, the Prospectus and the Underwriting Agreement is referred to herein as the “Offering.”

In connection with our opinion expressed below we have examined originals or copies of the Underwriting Agreement, the Pre-Funded Warrants, the Purchase Warrants the Registration Statement, the Company’s Restated Certificate of Incorporation (the “Certificate”) and the Company’s Amended and Restated Bylaws (the “Bylaws”), certain minutes and consents of the Company’s board of directors (the “Board”) or a committee or committees thereof and the Company’s stockholders relating to the Registration Statement, the Certificate and the Bylaws, and such other agreements, documents, certificates and statements of the Company, its transfer agent and public or government officials, as we have deemed advisable, and have examined such questions of law as we have considered necessary. In giving our opinion, we have also relied upon a good standing certificate regarding the Company issued by the Delaware Secretary of State and a management certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations by the Company.

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same (other than the Company), the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us, the absence of any other extrinsic agreements or documents that might change or affect the interpretation or terms of documents we have reviewed, and the due authorization, execution and delivery of all such documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

We render this opinion only with respect to and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing Delaware General Corporation Law.

With respect to the Pre-Funded Warrants and Purchase Warrants, we have assumed that, as of each and every time any of the Pre-Funded Warrants and Purchase Warrants are exercised, the Company will have a sufficient number of authorized and unissued shares of the Common Stock available for issuance under its Certificate to permit full exercise of each of the Pre-Funded Warrants and Purchase Warrants in accordance with their terms without the breach or violation of any other agreement, commitment or obligation of the Company.

In connection with our opinions expressed below, we have assumed that, (i) at or prior to the time of the issuance and delivery of any of the Shares, the Pre-Funded Warrants, the Pre-Funded Warrant Shares, the Purchase Warrants and the Purchase Warrant Shares there will not have occurred any change in the law or the facts affecting the validity of the Shares, the Pre-Funded Warrants, the Pre-Funded Warrant Shares, the Purchase Warrants and the Purchase Warrant Shares any change in actions of the Board or the Company’s stockholders, or any amendments to the Certificate or Bylaws, and (ii) at the time of the offer, issuance and sale of any Shares, the Pre-Funded Warrants, the Pre-Funded Warrant Shares, the Purchase Warrants and the Purchase Warrant Shares no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, and that the Registration Statement will not have been modified or rescinded. We also have assumed that the issuance and delivery of the Shares, the Pre-Funded Warrants, the Pre-Funded Warrant Shares, the Purchase Warrants and the Purchase Warrant Shares subsequent to the date hereof and the compliance by the Company with the terms of such Shares, the Pre-Funded Warrants, the Pre-Funded Warrant Shares, the Purchase Warrants and the Purchase Warrant Shares will not result in a violation of the Certificate or any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body then having jurisdiction over the Company.

Based upon the foregoing, we are of the opinion that

i.	the Shares, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement and the Prospectus and in accordance with the resolutions adopted by the Board and the Pricing Committee (as defined therein) of the Board, will be validly issued, fully paid and nonassessable;

ii.	when the Pre-Funded Warrants and the Purchase Warrants are issued, sold and delivered in the manner and for the consideration stated in the Registration Statement, and the Prospectus, such Pre-Funded Warrants and Purchase Warrants will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and

iii.	the Pre-Funded Warrant Shares and the Purchase Warrant Shares, when issued and delivered by the Company upon exercise of the Pre-Funded Warrants and the Purchase Warrants, respectively, in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

We consent to the use of this opinion as an exhibit to the Current Report on Form 8-K to be filed by the Company with the Commission in connection with the offering of the Shares, the Pre-Funded Warrants, the Pre-Funded Warrant Shares, the Purchase Warrants and the Purchase Warrant Shares and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

This opinion is intended solely for use in connection with issuance and sale of the Shares, the Pre-Funded Warrants, the Pre-Funded Warrant Shares, the Purchase Warrants and the Purchase Warrant Shares subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered as of the date first written above and is based solely on our understanding of facts in existence as of such date after the aforementioned examination. In rendering the opinions above, we are opining only as to the specific legal issues expressly set forth therein, and no opinion shall be inferred as to any other matter or matters. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

/s/ Fenwick & West LLP
FENWICK & WEST LLP